Exhibit 10.1
FIFTH AMENDMENT TO
PROGRAM MANAGEMENT AGREEMENT

THIS FIFTH AMENDMENT TO PROGRAM MANAGEMENT AGREEMENT (this
“Fifth Amendment”), dated as of September 29, 2026 (the “Fifth Amendment Effective Date”), is made by and between Emerald Financial Services, LLC, a Delaware limited liability company (“EFS”), and Pathward, N.A. (f/k/a MetaBank, N.A.), a national banking association (“Pathward”) and amends that certain Program Management Agreement, dated as of August 5, 2020, as amended by the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment (collectively, the “Fourth Amended PMA”).

RECITALS

A.The Parties desire to amend the Fourth Amended PMA in the manner set forth in this Fifth Amendment (the Fourth Amended PMA, as amended by this Fifth Amendment, is referred to herein as the “PMA”).

AGREEMENT

ACCORDINGLY, in consideration of the mutual covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms not otherwise defined in this Fifth Amendment have the meanings set forth in the Fourth Amended PMA. In addition, Section 1.1 of the Fourth Amended PMA is amended by either replacing the following terms (for terms that were previously defined in the Fourth Amended PMA), or inserting the following new defined terms (for terms that were not previously defined in the Fourth Amended PMA), as applicable, in each case in alphabetical order:

“Fifth Amendment” has the meaning set forth in the Recitals of this Fifth Amendment.

“Fifth Amendment Effective Date” means the date set forth in the Preamble of this Fifth Amendment.

2.Refund Advance Product Schedule. Schedule E (Refund Advance Product Schedule) is amended and restated as set forth in the revised Schedule E attached hereto.
3.Extension of Term of the PMA. The term of the Fourth Amended PMA is hereby extended by three (3) years, by amending Section 13.1 to delete the words “end on June 30, 2027” and inserting in lieu thereof the words “end on June 30, 2030”.
4.Additional Termination Right of EFS. The Fourth Amended PMA is hereby amended by adding the following new Section 13.5:

13.5 Banking Charter Termination Right. If EFS or any of its Affiliates obtains or acquires a banking charter, then EFS, in its sole discretion and upon six (6) months’ prior notice to Pathward, may terminate any Product Schedule or may choose to offer one or more of the Financial Products through its affiliate bank, and the Parties will cooperate in good faith to amend the Agreement accordingly; provided, that this termination right shall not apply to Schedule E (Refund Advance) and the related provisions of the Agreement.

5.Banking Charter Exception to Pathward’s Exclusivity. The Fourth Amended PMA is hereby amended by adding the following new subsection as Section 5.2(b)(vi):

(vi) upon six (6) months’ prior notice to Pathward, offer financial products or services directly through EFS and its Affiliates if either EFS or any Affiliate obtains or acquires a banking charter; provided that (A) this exception does not apply to the exclusivity provided in Section 5.2(a)(iii) as it relates to Refund Advance, (B) such offerings do not materially impair Pathward’s ability to collect payment on Refund Advances, and (C) any planned transition of a Financial Product (other than Refund Advance) to an affiliate bank during or after the term of the Agreement shall be conducted in accordance with the procedures described in Article 14.

6.Amendment of Fourth Amended PMA. The terms and provisions set forth in this Fifth Amendment will modify and supersede the Sections specifically identified herein as well as all inconsistent terms and provisions set forth in the Fourth Amended PMA. The table of contents of the Fourth Amended PMA, and all cross references to Sections of the Fourth Amended PMA amended or added by this Fifth Amendment, are amended accordingly. All references in the Fourth Amended PMA or this Fifth Amendment to the “Agreement” will be deemed to refer to the PMA. Except as amended by this Fifth Amendment, all other terms and conditions of the Fourth Amended PMA are hereby ratified and remain in full force and effect.

7.Interpretation. Each Party acknowledges that its legal counsel participated in the drafting of this Fifth Amendment, and that this Fifth Amendment has been fully reviewed and negotiated by the Parties and their respective counsel. Accordingly, in interpreting this Fifth Amendment, no weight will be placed upon which Party or its counsel drafted the provision being interpreted.

8.Governing Law. This Fifth Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

9.Counterparts. This Fifth Amendment may be executed in one or more counterparts (including by electronic transmission), each of which will be deemed to be an original copy of this Fifth Amendment and all of which, when taken together, will be deemed to constitute one and the same Fifth Amendment.

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IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amendment as of the date first written above.

EMERALD FINANCIAL SERVICES, LLC

By: /s/ John Thompson
Name: John Thompson
Title: Vice President

PATHWARD, N.A.

By: /s/ Will Sowell
Name: Will Sowell
Title: Chief Customer Office